Exhibit 99.1

MDC PARTNERS INC.

SCHEDULE OF CURRENT AND POTENTIAL MARKETING
COMMUNICATIONS COMPANY OWNERSHIP

		Year of
	% Owned at	Initial
Company	6/30/10	Investment	Put/Call Options
			2010	Thereafter
			(See Notes)
Consolidated:
Strategic Marketing Services
Allard Johnson Communications Inc.	74.0%	1992	89.0%	Note 1
Allison & Partners LLC	51.0%	2010	—	Note 2
Attention Partners LLC	51.0%	2009	—	Note 3
Bruce Mau Design Inc.	50.1%	2004	—
Colle & McVoy, LLC	95.0%	1999	—	Note 4
Crispin Porter & Bogusky, LLC	100.0%	2001	—
Company C Communications LLC	90.0%	2000	—	Note 5
Fletcher Martin, LLC	85.0%	1999	100.0%	Note 6
Hello Design, LLC	49.0%	2004	—
henderson bas partnership	65.0%	2004	100.0%
HL Group Partners, LLC	65.9%	2007	—	Note 7
kirshenbaum bond senecal & partners, LLC	100.0%	2004	—
Mono Advertising, LLC	49.9%	2004	54.9%	Note 8
Redscout, LLC	60.0%	2007	—	Note 9
Sloane Partners LLC	70.0%	2010		Note 10
Skinny NYC, LLC	50.1%	2008	—	Note 11
Veritas Communications Inc.	64.1%	1993	78.4%	Note 12
Vitro Robertson, LLC	77.0%	2004	—	Note 13
Yamamoto Moss Mackenzie, Inc.	100.0%	2000	—
Zig Inc.	76.1%	2004	88.4%	Note 14
Zyman Group, LLC	94.1%	2005	—	Note 15
Performance Marketing Services
Accent Marketing Services, LLC	100.0%	1999	—
Accumark Communications Inc.	55.0%	1993	61.7%	Note 16
Bryan Mills Iradesso Corp.	62.8%	1989	88.2%	Note 17
Communifx Partners, LLC	71.2%	2010	—	Note 18
Computer Composition of Canada Inc.	100.0%	1988	—
Integrated Media Solutions Partners LLC	75.0%	2010	—	Note 19
Northstar Research Partners Inc.	70.0%	1998	—	Note 20
656712 Ontario Limited (d.b.a. Onbrand)	89.0%	1992	—
Shout Media LLC	51.0%	2010	—
Source Marketing, LLC	83.0%	1998	—	Note 21
TargetCom, LLC	100.0%	2000	—	Note 22
The Arsenal LLC (a.k.a.Team Holdings LLC)	60.0%	2010	—	Note 23
Equity Accounted:
Adrenalina, LLC	49.9%	2007	—	Note 24

Notes
(1)
MDC has the right to increase its ownership interest in Allard Johnson Communications Inc. through acquisition of an incremental interest, and the other holders have the right to put to MDC the same incremental interest up to 89% of this entity in 2010 and 100% only upon termination.

(2)
MDC has the right to increase its ownership interest in Allison & Partners LLC through acquisition of an incremental interest, and other holders have the right to put only upon termination to MDC the same incremental interest up to 100% of this entity.

(3)
Attention Partners LLC is owned by HL Group Partners, LLC. HL Group Partners, LLC has the right to increase its ownership in Attention Partners, LLC through acquisitions of incremental interests, and the other interest holders has the right to put to HL Group Partners, LLC the same incremental interests up to 100% only upon termination.

(4)
MDC has the right to increase its economic ownership in Colle & McVoy, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(5)
MDC has the right to increase its economic ownership in Company C Communications, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2012. Effective October 1, 2008, Company C is operated as a division of kirshenbaum bond & partners, LLC.

(6)
Effective January 1, 2010, MDC acquired the remaining 15% membership interest; however, in conjunction with the step-up in Trendcore, which was merged into Fletcher Martin, LLC, a 15% profits interests was issued.

(7)
MDC has the right to increase its ownership in HL Group Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 72.4% of this entity in 2012, up to 82.62% in 2013 and up to 93.73% in 2014. Effective January 25, 2010, MDC acquired an additional 1% membership interest in HL Group Partners, LLC.

(8)
MDC has the right to increase its ownership in Mono Advertising, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 54.9% of this entity in 2010, up to 60.0% in 2011, up to 65.0% in 2012, up to 70.0% in 2013 and up to 75.0% in 2014.

(9)
MDC has the right to increase its ownership in Redscout, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 80% of this entity in 2012.

(10)
MDC has the right to increase its ownership interest in Sloane Partners LLC through acquisition of incremental interests, and other interest holders have the right to put to Sloane Partners LLC the same incremental interests up to 100% in 2015.

(11)
MDC has the right to increase its ownership in Skinny NYC, LLC through acquisition of incremental interests, and the other interest holders have the right to put to MDC the same incremental interest, up to 60.1% of this entity in 2014, up to 70.1% of this entity in 2015 and up to 80.1% of this entity in 2016.

(12)
MDC has the right to increase its ownership in Veritas Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 78.4% of this in 2010, up to 81.5% in 2011, up to 95.1% in 2012 and up to 100% in 2013.

(13)
MDC has the right to increase its ownership in Vitro Robertson, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 95% of this entity in 2011, up to 97.5% in 2012 and up to 100% in 2013.

(14)
MDC has the right to increase its ownership in Zig Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interest, up to 88.4% of this entity in 2010, and up to 90.45% of this entity in 2012.

(15)
As of March 31, 2010, MDC’s economic interest in Zyman Group, LLC was 100% of profits as its priority return is not expected to be exceeded. In January 2009, Zyman Group, LLC has become an operating division of kirshenbaum bond & partners, LLC.

(16)
MDC has the right to increase its ownership in Accumark Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 61.7% of this entity in 2010, up to 68.3% in 2011 and up to 75.0% in 2012. MDC’s current economic interest is 42%.

(17)
MDC has the right to increase its ownership in Bryan Mills Iradesso, Corp. through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(18)
MDC has the right to increase its ownership in Communifx Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(19)	MDC has the right to increase its ownership interest in Integrated Media Solutions Partners LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.
(20)
MDC has the right to increase its ownership in Northstar Research Partners Inc. through acquisitions of incremental interests, and the other holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(21)
MDC has the right to increase its ownership in Source Marketing, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up 87.1% of this entity in 2011 and 91.3% in 2012 and 100% in 2013.

(22)	Effective January 1, 2009, Targetcom LLC is operating as a division of Accent Marketing Services, LLC.
(23)	MDC has the right to increase its ownership in Team Holdings, LLC, through acquisition of an incremental interest, up to 100% of this entity in 2013.
(24)
MDC has the right to increase its ownership in Adrenalina, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 61% of this entity in 2013, up to 72% in 2014 and up to 82% in 2015.